Contact:	Bob O’Shaughnessy	Tony Pordon

	Senior VP – Finance 248-648-2800	Senior VP – Investor Relations 248-648-2540

	boshaughnessy@unitedauto.com	tpordon@unitedauto.com

UNITEDAUTO REPORTS RECORD THIRD QUARTER RESULTS
____________________________________________________________

Total Revenues Increase 15%

Income From Continuing Operations Increases 8% to $36.4 Million

Earnings Per Share From Continuing Operations Rise 8% to $0.39
____________________________________________________________

BLOOMFIELD HILLS, MI, October 24, 2006 – United Auto Group, Inc. (NYSE: UAG), an international automotive retailer, today reported third quarter income from continuing operations of $36.4 million and related earnings per share of $0.39, representing increases of 7.8% and 8.3%, respectively, over the comparable period in 2005. Third quarter 2006 net income amounted to $33.9 million and related earnings per share was $0.36.

The Company’s revenue increased 15.2% to a record $3.1 billion during the third quarter. The revenue increase was driven by acquisitions and strong same-store growth from the Company’s used vehicle and service and parts operations. Commenting on the Company’s performance, Chairman Roger Penske said, “The third quarter showcases the strength of UAG’s business model. Although new vehicle sales were challenging, used vehicle and service and parts sales were strong. Aggregate used vehicle revenues grew 28%, including same-store revenue increases of 6.8% in the U.S. and 12.2% in the United Kingdom. Additionally, our service and parts operations continue to expand, increasing from 10.4% to 10.7% of total revenue, due in part to a 5.7% same-store increase.”

For the nine months ended September 30, 2006, revenues increased 13.0% to $8.7 billion. Income from continuing operations for the nine months increased 10.7% to $98.6 million and related earnings per share increased 10.5% to $1.05 per share. Net income for the nine months increased 6.7% to $94.8 million, or $1.01 per share, from $88.9 million, or $0.95 per share, in the prior year.

The Company currently projects earnings from continuing operations in the fourth quarter in the range of $0.30 to $0.35 per share, which would result in earnings from continuing operations for the year in the range of $1.35 to $1.40 per share. Earnings per share projections are based on an average of 94.1 million estimated shares outstanding.

UnitedAuto will host a conference call discussing financial results relating to third quarter 2006 on Tuesday, October 24, 2006 at 2:00 p.m. EDT. To listen to the conference call, participants must dial (888) 781-3339 [International, please dial (703) 546-4240]. The call will be simultaneously broadcast live over the Internet through the UnitedAuto website at www.unitedauto.com.

About UnitedAuto

United Auto Group, Inc., headquartered in Bloomfield Hills, Michigan, operates 319 retail automotive franchises, representing 42 different brands, and 27 collision repair centers. UnitedAuto, which sells new and previously owned vehicles, finance and insurance products and replacement parts, and offers maintenance and repair services on all brands it represents, has 170 franchises in 20 states and Puerto Rico and 149 franchises located outside the United States, primarily in the United Kingdom. UnitedAuto is a member of the Fortune 500 and Russell 1000 and has over 15,000 employees.

Statements in this press release involve forward-looking statements, including forward-looking statements regarding UnitedAuto’s future sales and earnings potential. Actual results may vary materially because of risks and uncertainties, including external factors such as interest rate fluctuations, changes in consumer spending, energy costs and other factors over which management has no control. These forward-looking statements should be evaluated together with additional information about UnitedAuto’s business, market conditions, and other uncertainties which could affect UnitedAuto’s future performance, which is contained in UnitedAuto’s Form 10-K for the year ended December 31, 2005, and its other filings with the Securities and Exchange Commission, and which is incorporated into this press release by reference. This press release speaks only as of its date and UnitedAuto disclaims any duty to update the information herein.

UNITED AUTO GROUP, INC.
Consolidated Statements of Income
(Amounts In Thousands, Except Per Share Data)
(Unaudited)

	Third Quarter
	2006	2005
Revenues:
New Vehicle	$1,732,275	$1,577,928
Used Vehicle	704,254	550,665
Finance and Insurance, Net	68,799	62,939
Service and Parts	329,322	277,040
Fleet and Wholesale Vehicle	245,954	206,717

Total Revenues	3,080,604	2,675,289
Cost of Sales:
New Vehicle	1,584,517	1,443,278
Used Vehicle	645,135	500,925
Service and Parts	147,231	127,017
Fleet and Wholesale Vehicle	245,301	207,176

Total Cost of Sales	2,622,184	2,278,396

Gross Profit	458,420	396,893
SG&A Expenses	361,297	309,265
Depreciation and Amortization	11,722	9,772

Operating Income	85,401	77,856
Floor Plan Interest Expense	(16,716)	(11,865)
Other Interest Expense	(11,111)	(12,222)

Income from Continuing Operations Before Income Taxes and Minority Interests	57,574	53,769
Income Taxes	(20,727)	(19,552)
Minority Interests	(478)	(486)

Income from Continuing Operations	36,369	33,731
Loss from Discontinued Operations, Net of Tax	(2,496)	(967)

Net Income	$33,873	$32,764

Income from Continuing Operations Per Diluted Share	$0.39	$0.36

Diluted EPS	$0.36	$0.35

Diluted Weighted Average Shares Outstanding	94,288	94,248

UNITED AUTO GROUP, INC.
Consolidated Statements of Income
(Amounts In Thousands, Except Per Share Data)
(Unaudited)

	Nine Months
	2006	2005
Revenues:
New Vehicle	$4,851,791	$4,445,052
Used Vehicle	1,935,739	1,626,516
Finance and Insurance, Net	195,636	175,464
Service and Parts	951,884	809,278
Fleet and Wholesale Vehicle	726,439	606,525

Total Revenues	8,661,489	7,662,835
Cost of Sales:
New Vehicle	4,431,374	4,059,563
Used Vehicle	1,766,982	1,478,151
Service and Parts	427,464	369,563
Fleet and Wholesale Vehicle	721,906	605,617

Total Cost of Sales	7,347,726	6,512,894

Gross Profit	1,313,763	1,149,941
SG&A Expenses	1,039,317	905,171
Depreciation and Amortization	33,373	28,791

Operating Income	241,073	215,979
Floor Plan Interest Expense	(49,097)	(37,483)
Other Interest Expense	(34,559)	(35,735)

Income from Continuing Operations Before Income Taxes and Minority Interests	157,417	142,761
Income Taxes	(57,254)	(52,390)
Minority Interests	(1,536)	(1,250)

Income from Continuing Operations	98,627	89,121
Loss from Discontinued Operations, Net of Tax	(3,825)	(269)

Net Income	$94,802	$88,852

Income from Continuing Operations Per Diluted Share	$1.05	$0.95

Diluted EPS	$1.01	$0.95

Diluted Weighted Average Shares Outstanding	94,085	94,010

UNITED AUTO GROUP, INC.
Consolidated Condensed Balance Sheets
(Amounts In Thousands)
(Unaudited)

	9/30/06	12/31/05
Assets
Cash and Cash Equivalents	$19,065	$8,957
Accounts Receivable, Net	464,287	413,431
Inventories, Net	1,455,910	1,219,735
Other Current Assets	91,197	50,865
Assets Held for Sale	137,442	189,373

Total Current Assets	2,167,901	1,882,361
Property and Equipment, Net	562,011	423,513
Intangibles	1,492,606	1,204,675
Other Assets	116,410	83,624

Total Assets	$4,338,928	$3,594,173

Liabilities and Stockholders’ Equity
Floor Plan Notes Payable	$896,113	$841,911
Floor Plan Notes Payable – Non-Trade	360,548	331,009
Accounts Payable and Accrued Expenses	654,007	381,583
Current Portion Long-Term Debt	3,743	3,551
Liabilities Held for Sale	68,624	106,710

Total Current Liabilities	1,983,035	1,664,764
Long-Term Debt	862,535	576,690
Other Long-Term Liabilities	234,646	206,987

Total Liabilities	3,080,216	2,448,441
Stockholders’ Equity	1,258,712	1,145,732

Total Liabilities and Stockholders’ Equity	$4,338,928	$3,594,173

UNITED AUTO GROUP, INC.
Selected Data

	Third Quarter		Nine Months
	2006	2005	2006	2005
Total Retail Units
New Retail	52,234	49,076	145,697	136,415
Used Retail	25,255	21,522	70,007	62,638

Total Retail	77,489	70,598	215,704	199,053

Same-Store Retail Units
New Same-Store Retail	47,054	48,777	131,165	133,414
Used Same-Store Retail	21,832	21,332	61,856	60,916

Total Same-Store Retail	68,886	70,109	193,021	194,330
Same-Store Retail Revenue
New Vehicles	$1,545,196	$1,571,184	$4,375,476	$4,374,997
Used Vehicles	594,755	546,241	1,704,113	1,594,043
Finance and Insurance, Net	62,619	62,477	179,411	172,133
Service and Parts	291,904	276,044	854,817	798,702

Total Same-Store Retail	$2,494,474	$2,455,946	$7,113,817	$6,939,875

Same-Store Retail Revenue Growth
New Vehicles	(1.7%)	8.2%	—	5.4%
Used Vehicles	8.9%	6.3%	6.9%	3.5%
Finance and Insurance, Net	0.2%	17.0%	4.2%	13.1%
Service and Parts	5.7%	8.7%	7.0%	8.1%
Revenue Mix
New Vehicles	56.2%	59.0%	56.0%	58.0%
Used Vehicles	22.9%	20.6%	22.4%	21.2%
Finance and Insurance, Net	2.2%	2.4%	2.3%	2.3%
Service and Parts	10.7%	10.4%	11.0%	10.6%
Fleet and Wholesale	8.0%	7.6%	8.3%	7.9%
Average Retail Selling Price
New Vehicles	$33,164	$32,153	$33,301	$32,585
Used Vehicles	$27,886	$25,586	$27,651	$25,967
Gross Margin	14.9%	14.8%	15.2%	15.0%
Retail Gross Margin — by Product
New Vehicle	8.5%	8.5%	8.7%	8.7%
Used Vehicle	8.4%	9.0%	8.7%	9.1%
Service and Parts	55.3%	54.2%	55.1%	54.3%
Gross Profit per Retail Transaction
New Vehicles	$2,829	$2,744	$2,885	$2,826
Used Vehicles	2,341	2,311	2,411	2,369
Finance and Insurance	888	892	907	882

UNITED AUTO GROUP, INC.
Selected Data (Continued)

	Third Quarter		Nine Months
	2006	2005	2006	2005

Brand Mix:
Toyota/Lexus	21%	22%	21%	22%
BMW	18%	15%	16%	15%
Honda/Acura	15%	15%	16%	15%
DCX	11%	12%	11%	12%
Ford	11%	10%	11%	10%
Audi	7%	7%	7%	7%
General Motors	5%	6%	5%	6%
Porsche	3%	4%	4%	4%
Nissan/Infiniti	3%	4%	3%	4%
Other	6%	5%	6%	5%
Debt to Total Capital Ratio	41%	34%	41%	34%
Rent Expense	$35,609	$28,184	$102,844	$83,839